Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS FOURTH QUARTER AND
FISCAL YEAR 2018 FINANCIAL RESULTS

▪	Q4 Revenue of $8.1 Billion Grew 2.9% Reported and 6.5% Organic

▪	Q4 GAAP Diluted EPS of $1.07; Q4 Non-GAAP Diluted EPS of $1.42

▪	FY18 Revenue of $30.0 Billion Grew 0.8% Reported and 4.6% Organic

▪	FY18 GAAP Diluted EPS of $2.27; FY18 Non-GAAP Diluted EPS of $4.77

▪	Company Issues FY19 Guidance

DUBLIN - May 24, 2018 - Medtronic plc (NYSE: MDT) today announced financial results for its fourth quarter and fiscal year 2018, which ended April 27, 2018.

The company reported fourth quarter worldwide revenue of $8.144 billion, an increase of 2.9 percent as reported, or 6.5 percent on an organic basis, which adjusts for the divestiture of its Patient Care, Deep Vein Thrombosis (Compression), and Nutritional Insufficiency businesses to Cardinal Health that occurred in the second quarter, and a $315 million positive impact from foreign currency. As reported, fourth quarter GAAP net income and diluted earnings per share (EPS) were $1.460 billion and $1.07, respectively. As detailed in the financial schedules included through the link at the end of this release, fourth quarter non-GAAP net income and diluted EPS were $1.942 billion and $1.42, increases of 6 percent and 7 percent, respectively. Adjusting for the divestiture and a negative 2 cent impact from foreign currency, fourth quarter non-GAAP diluted EPS increased 15 percent.

Fourth quarter U.S. revenue of $4.187 billion represented 52 percent of company revenue and decreased 4.9 percent as reported, while it increased 5.3 percent on a comparable basis, which adjusts for the divestiture. Non-U.S. developed market revenue of $2.718 billion represented 33 percent of company revenue and increased 10.8 percent as reported and 4.6 percent on a comparable, constant currency basis. Emerging market revenue of $1.239 billion represented 15 percent of company revenue and increased 16.8 percent as reported and 15.5 percent on a comparable, constant currency basis.

Medtronic’s fiscal year 2018 revenue of $29.953 billion increased 0.8 percent, or 4.6 percent on an organic basis, adjusting for the divestiture, acquisitions, and the $494 million positive impact from foreign currency. As reported, fiscal year 2018 net earnings were $3.104 billion or $2.27 per diluted share. As detailed in the link at the end of this release, fiscal year 2018 non-GAAP earnings and diluted EPS were $6.530 billion and $4.77, representing increases of 2 percent and 4 percent, respectively. Adjusting for the divestiture and a negative 4 cent impact from foreign currency, fiscal year 2018 non-GAAP diluted EPS increased 10 percent.

Fiscal year 2018 cash flow from operations was $4.7 billion, which includes a $1.1 billion pre-payment the company elected to make late in the fourth quarter to the U.S. IRS related to in-process litigation on Puerto Rico transfer pricing. Excluding the $1.1 billion payment, fiscal year 2018 free cash flow would have been $4.7 billion. The expense associated with this payment was recognized in prior quarters’ earnings, and the payment was made to eliminate the timing uncertainty of the cash outflow, as well as stop the accrual of significant interest.

“Looking at our fourth quarter results, we delivered another strong quarter, as we continue to execute on our sustainable growth strategy, driving therapy innovation and global market penetration, while delivering enterprise synergies to expand margins,” said Omar Ishrak, Medtronic chairman and chief executive officer. “We overcame several challenges in the first half of our fiscal year to deliver a strong second half, led by 6.5 percent organic revenue growth. We came in at the high end of both the revenue and EPS guidance we established at the start of the year.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic & Peripheral Vascular (APV) divisions. CVG worldwide fourth quarter revenue of $3.135 billion increased 10.1 percent, or 5.4 percent on a constant currency basis. CVG revenue performance was driven by strong, low-teens growth in CSH, mid-single digit growth in APV, and low-single digit growth in CRHF, all on a constant currency basis.

▪
CRHF fourth quarter revenue of $1.633 billion increased 5.8 percent, or 1.5 percent on a constant currency basis. Arrhythmia Management grew in the low-single digits on a constant currency basis, driven by high-single digit growth in Pacing, led by the strong adoption of the Micra® Transcatheter Pacing System and the launch of the Azure® wireless pacemaker. Results were also driven by double digit growth in AF Solutions, Mechanical Circulatory Support, and TYRX® in Infection Control.

▪
CSH fourth quarter revenue of $1.005 billion increased 18.7 percent, or 12.8 percent on a constant currency basis, led by low-twenties constant currency growth in transcatheter aortic valves on the global strength of the CoreValve® Evolut® PRO. Coronary grew in the mid-teens on a constant currency basis, driven by strong demand for the company’s Resolute Onyx™ drug-eluting stent in the U.S. and Japan.

▪
APV fourth quarter revenue of $497 million increased 8.8 percent, or 4.8 percent on a constant currency basis. Aortic grew in the low-single digits on a constant currency basis, driven by customer adoption of its endoanchor fixation solutions for short necks. Peripheral grew in the low-single digits on a constant currency basis, driven by strong PTA balloon growth in the United States and drug-coated balloon growth in international markets. Mid-teens constant currency growth in endoVenous was driven by strong demand for the VenaSeal™ closure system.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. MITG worldwide fourth quarter revenue of $2.237 billion decreased 14.1 percent as reported, or increased 4.8 percent on a comparable, constant currency basis. MITG revenue performance was driven by mid-single digit growth in SI and low-single digit growth in RGR, both on a comparable, constant currency basis.

▪
SI fourth quarter revenue of $1.513 billion increased 5.9 percent on a comparable, constant currency basis, driven by growth from new products in Advanced Energy and Advanced Stapling, including LigaSure™ vessel sealing instruments with nano-coating, endo stapling specialty reloads, and the Signia™ powered stapler.

▪
RGR fourth quarter revenue of $724 million increased 2.5 percent on a comparable, constant currency basis. GI and Hepatology grew in the low-double digits on a comparable, constant currency basis, with continued strength across the GI therapeutics, diagnostics, and ablation product lines. Respiratory and Patient Monitoring grew in the low-single digits on a comparable, constant currency basis, with continued strength in Nellcor™ pulse oximetry sensors given the strong incidence of influenza in the U.S.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Brain Therapies, Specialty Therapies, and Pain Therapies divisions. RTG worldwide fourth quarter revenue of $2.127 billion increased 9.0 percent, or 6.1 percent on a constant currency basis. Group results were driven by low-double digit growth in Brain Therapies and Pain Therapies, mid-single digit growth in Specialty Therapies, and low-single digit growth in Spine, all on a constant currency basis.

▪
Spine fourth quarter revenue of $699 million increased 3.4 percent, or 1.0 percent on a constant currency basis. Spine’s growth was driven by high-single digit constant currency growth in bone morphogenetic protein (BMP) offset by low-single digit declines in Core Spine.

▪
Brain Therapies fourth quarter revenue of $672 million increased 14.9 percent, or 11.3 percent on a constant currency basis. Neurovascular grew in the high-teens on a constant currency basis, with strong growth in stents and access products. Neurosurgery grew in the low-double digits on a constant currency basis, led by strong sales of the StealthStation® S8 surgical navigation system, Mazor X™ robotic guidance system, and Visualase® MRI-guided laser ablation system.

▪
Specialty Therapies fourth quarter revenue of $424 million increased 7.1 percent, or 4.3 percent on a constant currency basis. Results were led by mid-single digit growth in Pelvic Health and ENT and low-single digit growth in Transformative Solutions, all on a constant currency basis.

▪
Pain Therapies fourth quarter revenue of $332 million increased 12.9 percent, or 9.9 percent on a constant currency basis. The division had strong mid-teens growth in Pain Stimulation on the strength of the recently launched Intellis™ platform for spinal cord stimulation, as well as mid-single digit growth in Targeted Drug Delivery and Interventional Pain.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management (IIM), Diabetes Service & Solutions (DSS), and Non-Intensive Diabetes Therapies (NDT) divisions. Diabetes Group worldwide fourth quarter revenue of $645 million increased 26.0 percent, or 21.3 percent on a constant currency basis. The group is experiencing strong global demand for its new sensor-augmented insulin pump systems.

▪
IIM fourth quarter revenue grew in the high-twenties on a constant currency basis, driven by the U.S. launch of the MiniMed® 670G hybrid closed loop insulin pump system with the Guardian® sensor 3 continuous glucose monitor (CGM). In international markets, IIM delivered mid-twenties constant currency growth on the continued strength of the MiniMed® 640G system.

▪	DSS fourth quarter revenue grew in the low-double digits on a constant currency basis, with strong growth in consumables benefitting from customer base growth and improved patient utilization.

▪	NDT fourth quarter revenue declined in the low twenties on a constant currency basis, given the commercial focus on the MiniMed® 670G launch and competitive pressures.

Guidance
The company today issued its fiscal year 2019 revenue and EPS growth guidance.

In fiscal year 2019, the company expects organic revenue growth to be in the range of 4.0 to 4.5 percent. If current exchange rates remain similar for the fiscal year, the company’s fiscal year 2019 revenue would be negatively affected by approximately $50 million to $150 million.

In fiscal year 2019, the company expects diluted non-GAAP EPS in the range of $5.10 to $5.15, which implies 10 percent growth at the mid-point of the range and assumes a 5 cent benefit from foreign exchange based on current exchange rates.

“Looking ahead, we feel good about the growth opportunities in our markets and our competitive position in these markets. We expect continued revenue growth and margin expansion. We are also focused on improving free cash flow conversion and making the right investments to drive shareholder value,” said Ishrak. “We look forward to discussing our long-term strategies and providing our long-range outlook at our biennial institutional investor and analyst meeting on June 5th.”

Webcast Information
Medtronic will host a webcast today, May 24, at 8:00 a.m. EDT (7:00 a.m. CDT) to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on our Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the fourth quarter and fiscal year 2018 financial schedules and non-GAAP reconciliations, click here. To view the fourth quarter and fiscal year 2018 earnings presentation, click here. Both documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 86,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which are subject to risks and uncertainties, including those described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including adjusted net income and adjusted diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2017, and references to annual figures increasing or decreasing are in comparison to fiscal year 2017.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking revenue growth and EPS projections exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Mazor X is a trademark of Mazor Robotics.

-end-

View Fourth Quarter and FY18 Financial Schedules & Non-GAAP Reconciliations
View Fourth Quarter and FY18 Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	FOURTH QUARTER						FISCAL YEAR
	REPORTED				COMPARABLE CONSTANT CURRENCY		REPORTED				COMPARABLE CONSTANT CURRENCY
(in millions)	FY18	FY17	Growth	Currency Impact (2)	Revised(3) FY17	Growth	FY18	FY17	Growth	Currency Impact (2)	Revised(3) FY17	Growth
Cardiac & Vascular Group	$3,135	$2,848	10%	$134	$2,848	5%	$11,354	$10,498	8%	$215	$10,498	6%
Cardiac Rhythm & Heart Failure	1,633	1,544	6	66	1,544	1	5,947	5,649	5	103	5,649	3
Coronary & Structural Heart	1,005	847	19	50	847	13	3,562	3,113	14	83	3,113	12
Aortic & Peripheral Vascular	497	457	9	18	457	5	1,845	1,736	6	29	1,736	5

Minimally Invasive Therapies Group(1)	2,237	2,605	(14)	100	2,040	5	8,716	9,919	(12)	147	8,255	4
Surgical Innovations	1,513	—	—	73	1,360	6	5,630	—	—	111	5,234	5
Respiratory, Gastrointestinal, & Renal	724	—	—	27	680	3	3,086	—	—	36	3,021	1

Restorative Therapies Group	2,127	1,951	9	57	1,951	6	7,743	7,366	5	85	7,366	4
Spine	699	676	3	16	676	1	2,668	2,641	1	20	2,641	0
Brain Therapies	672	585	15	21	585	11	2,354	2,098	12	34	2,098	11
Specialty Therapies	424	396	7	11	396	4	1,556	1,491	4	16	1,491	3
Pain Therapies	332	294	13	9	294	10	1,165	1,136	3	15	1,136	1

Diabetes Group	645	512	26	24	512	21	2,140	1,927	11	47	1,927	9
TOTAL	$8,144	$7,916	3%	$315	$7,351	7%	$29,953	$29,710	1%	$494	$28,046	5%

(1) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory Gastrointestinal & Renal. As a result, second, third, and fourth quarter fiscal year 2017 revenue has been recast to adjust for this realignment. Revenue for the first quarter of fiscal year 2017 and 2018 included within the year-to-date figures herein has not been recast to adjust for this realignment.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the second, third, and fourth quarters of fiscal year 2017.

MEDTRONIC PLC
U.S.(1) REVENUE
(Unaudited)

	FOURTH QUARTER					FISCAL YEAR
	REPORTED			COMPARABLE		REPORTED			COMPARABLE
(in millions)	FY18	FY17	Growth	Revised(3) FY17	Growth	FY18	FY17	Growth	Revised(3) FY17	Growth
Cardiac & Vascular Group	$1,530	$1,484	3%	$1,484	3%	$5,681	$5,454	4%	$5,454	4%
Cardiac Rhythm & Heart Failure	877	888	(1)	888	(1)	3,272	3,234	1	3,234	1
Coronary & Structural Heart	382	331	15	331	15	1,368	1,203	14	1,203	14
Aortic & Peripheral Vascular	271	265	2	265	2	1,041	1,017	2	1,017	2

Minimally Invasive Therapies Group(2)	902	1,314	(31)	887	2	3,804	5,049	(25)	3,781	1
Surgical Innovations	577	—	—	558	3	2,245	—	—	2,195	2
Respiratory, Gastrointestinal, & Renal	325	—	—	329	(1)	1,559	—	—	1,586	(2)

Restorative Therapies Group	1,385	1,302	6	1,302	6	5,164	5,012	3	5,012	3
Spine	477	471	1	471	1	1,849	1,858	—	1,858	—
Brain Therapies	370	324	14	324	14	1,323	1,191	11	1,191	11
Specialty Therapies	306	297	3	297	3	1,160	1,138	2	1,138	2
Pain Therapies	232	210	10	210	10	832	825	1	825	1

Diabetes Group	370	303	22	303	22	1,226	1,148	7	1,148	7

TOTAL	$4,187	$4,403	(5)%	$3,976	5%	$15,875	$16,663	(5)%	$15,395	3%

(1) U.S. includes the United States and U.S. territories.
(2) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory Gastrointestinal & Renal. As a result, second, third, and fourth quarter fiscal year 2017 revenue has been recast to adjust for this realignment. Revenue for the first quarter of fiscal year 2017 and 2018 included within the year-to-date figures herein has not been recast to adjust for this realignment.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the second, third, and fourth quarters of fiscal year 2017.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC(1)
(Unaudited)

	FOURTH QUARTER						FISCAL YEAR
	REPORTED				COMPARABLE CONSTANT CURRENCY		REPORTED				COMPARABLE CONSTANT CURRENCY
(in millions)	FY18	FY17	Growth	Currency Impact(2)	Revised(3) FY17	Growth	FY18	FY17	Growth	Currency Impact(2)	Revised(3) FY17	Growth
U.S.	$1,530	$1,484	3%	$0	$1,484	3%	$5,681	$5,454	4%	$0	$5,454	4%
Non-U.S. Developed	1,074	926	16	110	926	4	3,790	3,393	12	177	3,393	6
Emerging Markets	531	438	21	24	438	16	1,883	1,651	14	38	1,651	12
Cardiac & Vascular Group	3,135	2,848	10	134	2,848	5	11,354	10,498	8	215	10,498	6

U.S.	902	1,314	(31)	0	887	2	3,804	5,049	(25)	0	3,781	1
Non-U.S. Developed	923	921	—	85	816	3	3,378	3,479	(3)	122	3,178	2
Emerging Markets	412	370	11	15	337	18	1,534	1,391	10	25	1,296	16
Minimally Invasive Therapies Group	2,237	2,605	(14)	100	2,040	5	8,716	9,919	(12)	147	8,255	4

U.S.	1,385	1,302	6	0	1,302	6	5,164	5,012	3	0	5,012	3
Non-U.S. Developed	503	437	15	46	437	5	1,720	1,588	8	68	1,588	4
Emerging Markets	239	212	13	11	212	8	859	766	12	17	766	10
Restorative Therapies Group	2,127	1,951	9	57	1,951	6	7,743	7,366	5	85	7,366	4

U.S.	370	303	22	0	303	22	1,226	1,148	7	0	1,148	7
Non-U.S. Developed	218	168	30	22	168	17	739	625	18	44	625	11
Emerging Markets	57	41	39	2	41	34	175	154	14	3	154	12
Diabetes Group	645	512	26	24	512	21	2,140	1,927	11	47	1,927	9

U.S.	4,187	4,403	(5)	0	3,976	5	15,875	16,663	(5)	0	15,395	3
Non-U.S. Developed	2,718	2,452	11	263	2,347	5	9,627	9,085	6	411	8,784	5
Emerging Markets	1,239	1,061	17	52	1,028	15	4,451	3,962	12	83	3,867	13
TOTAL	$8,144	$7,916	3%	$315	$7,351	7%	$29,953	$29,710	1%	$494	$28,046	5%

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the second, third, and fourth quarters of fiscal year 2017.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Fiscal year ended
(in millions, except per share data)	April 27, 2018	April 28, 2017	April 27, 2018	April 28, 2017
Net sales	$8,144	$7,916	$29,953	$29,710

Costs and expenses:
Cost of products sold	2,395	2,436	9,055	9,291
Research and development expense	592	553	2,253	2,193
Selling, general, and administrative expense	2,552	2,479	9,974	9,711
Amortization of intangible assets	448	496	1,823	1,980
Restructuring charges, net	7	201	30	363
Acquisition-related items	27	72	104	220
Certain litigation charges	—	—	61	300
Divestiture-related items	—	—	114	—
Gain on sale of businesses	—	—	(697)	—
Special charge	—	—	80	100
Other expense, net	188	48	505	222
Operating profit	1,935	1,631	6,651	5,330

Investment loss	—	—	227	—

Interest income	(107)	(94)	(397)	(366)
Interest expense	317	290	1,146	1,094
Interest expense, net	210	196	749	728
Income before income taxes	1,725	1,435	5,675	4,602
Income tax provision	260	271	2,580	578
Net income	1,465	1,164	3,095	4,024
Net (income) loss attributable to noncontrolling interests	(5)	(1)	9	4
Net income attributable to Medtronic	$1,460	$1,163	$3,104	$4,028

Basic earnings per share	$1.08	$0.85	$2.29	$2.92

Diluted earnings per share	$1.07	$0.84	$2.27	$2.89

Basic weighted average shares outstanding	1,354.9	1,369.0	1,356.7	1,378.9

Diluted weighted average shares outstanding	1,366.0	1,380.6	1,368.2	1,391.4

Cash dividends declared per ordinary share	$0.46	$0.43	$1.84	$1.72

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended April 27, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$8,144	$2,395	70.6%	$1,935	23.8%	$1,725	$1,460	$1.07	15.1%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(15)	0.2	45	0.6	45	35	0.03	22.2
Acquisition-related items	—	(4)	—	31	0.4	31	24	0.02	22.6
Debt redemption premium (3)	—	—	—	—	—	38	26	0.02	31.6
Amortization of intangible assets	—	—	—	448	5.4	448	367	0.27	18.1
Certain tax adjustments, net (4)	—	—	—	—	—	—	30	0.02	—
Non-GAAP	$8,144	$2,376	70.8%	$2,459	30.2%	$2,287	$1,942	$1.42	14.9%
Currency impact	(315)	(95)	0.1	31	1.6			0.02
Currency Adjusted	$7,829	$2,281	70.9%	$2,490	31.8%			$1.44

	Three months ended April 28, 2017
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,916	$2,436	69.2%	$1,631	20.6%	$1,435	$1,163	$0.84	18.9%
Non-GAAP Adjustments:
Restructuring charges, net	—	—	—	201	2.5	201	139	0.10	30.8
Acquisition-related items	—	(10)	0.2	82	1.0	82	62	0.04	24.4
Amortization of intangible assets	—	—	—	496	6.3	496	325	0.24	34.5
Certain tax adjustments, net (5)	—	—	—	—	—	—	147	0.11	—
Non-GAAP	$7,916	$2,426	69.4%	$2,410	30.4%	$2,214	$1,836	$1.33	17.0%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)
The charge, included within interest expense, net in our consolidated statements of income, was recognized in connection with the early redemption of approximately $1.2 billion of Medtronic Inc. senior notes.

(4)
The net charge primarily relates to the impact of U.S. tax reform, inclusive of the transition tax, remeasurement of deferred tax assets and liabilities, and the decrease in the U.S. statutory tax rate. Additionally, the net charge includes the net tax cost associated with an internal reorganization, partially offset by the tax effects from the intercompany sale of intellectual property and the impacts from the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(5)
The net charge primarily relates to the tax effect from the recognition of the outside basis difference of certain subsidiaries which were included in the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses completed during the second quarter of fiscal year 2018.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended April 27, 2018
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a Percentage of Net Sales	R&D Expense	R&D Expense as a Percentage of Net Sales	Other Expense, net	Other Expense, net as a Percentage of Net Sales
GAAP	$8,144	$2,552	31.3%	$592	7.3%	$188	2.3%
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(23)	(0.2)	—	—	—	—
Non-GAAP	8,144	2,529	31.1%	592	7.3%	188	2.3%
Currency impact	(315)	(91)	—	(7)	0.2	(153)	(1.9)
Currency Adjusted	$7,829	$2,438	31.1%	$585	7.5%	$35	0.4%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Fiscal year ended April 27, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$29,953	$9,055	69.8%	$6,651	22.2%	$5,675	$3,104	$2.27	45.5%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(40)	0.1	107	0.4	107	87	0.06	18.7
Acquisition-related items	—	(28)	0.1	132	0.4	132	90	0.07	31.8
Debt redemption premium (3)	—	—	—	—	—	38	26	0.02	31.6
Divestiture-related items (4)	—	—	—	115	0.4	115	103	0.08	10.4
Certain litigation charges	—	—	—	61	0.2	61	53	0.04	13.1
Investment loss (5)	—	—	—	—	—	227	228	0.17	(0.4)
IPR&D impairment	—	—	—	46	0.1	46	41	0.03	10.9
Gain on sale of businesses (6)	—	—	—	(697)	(2.3)	(697)	(697)	(0.51)	—
Hurricane Maria (7)	—	(17)	0.1	34	0.1	34	33	0.02	2.9
Special charge (8)	—	—	—	80	0.3	80	54	0.04	32.5
Amortization of intangible assets	—	—	—	1,823	6.1	1,823	1,501	1.10	17.7
Certain tax adjustments, net (9)	—	—	—	—	—	—	1,907	1.39	—
Non-GAAP	$29,953	$8,970	70.1%	$8,352	27.9%	$7,641	$6,530	$4.77	14.7%
Currency impact	(494)	(148)	—	75	0.7			0.04
Currency Adjusted	$29,459	$8,822	70.1%	$8,427	28.6%			$4.81

	Fiscal year ended April 28, 2017
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$29,710	$9,291	68.7%	$5,330	17.9%	$4,602	$4,028	$2.89	12.6%
Non-GAAP Adjustments:
Impact of inventory step-up (10)	—	(38)	0.1	38	0.1	38	24	0.02	36.8
Special charge (8)	—	—	—	100	0.3	100	63	0.05	37.0
Restructuring charges, net	—	(10)	—	373	1.3	373	272	0.20	27.1
Certain litigation charges	—	—	—	300	1.0	300	190	0.14	36.7
Acquisition-related items	—	(10)	—	230	0.8	230	156	0.11	32.2
Amortization of intangible assets	—	—	—	1,980	6.7	1,980	1,460	1.05	26.3
Certain tax adjustments, net (11)	—	—	—	—	—	—	202	0.15	—
Non-GAAP	$29,710	$9,233	68.8%	$8,351	28.1%	$7,623	$6,395	$4.60	16.2%
See description of non-GAAP financial measures contained in this release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(3)
The charge, included within interest expense, net in our consolidated statements of income, was recognized in connection with the early redemption of approximately $1.2 billion of Medtronic Inc. senior notes.

(4)	The transaction expenses incurred in connection with the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(5)	The charge was recognized in connection with the impairment of certain cost and equity method investments.

(6)	The gain on the divestiture of our Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(7)	The charges represent idle facility costs, asset write-downs, and humanitarian efforts related to Hurricane Maria.

(8)	The charge represents a contribution to the Medtronic Foundation.

(9)
The net charge primarily relates to the impact of U.S. tax reform, inclusive of the transition tax, remeasurement of deferred tax assets and liabilities, and the decrease in the U.S. statutory tax rate. Additionally, the net charge includes the impacts from the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses, and the net tax cost associated with an internal reorganization, which were partially offset by the tax effects from the intercompany sale of intellectual property.

(10)	The charge represents the amortization of the step-up in fair value of inventory acquired in connection with the HeartWare acquisition.

(11)
The net charge primarily relates to the tax effect from the recognition of the outside basis of certain subsidiaries which were included in the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses completed during the second quarter of fiscal year 2018, along with certain tax charges recorded in connection with the redemption of an intercompany minority interest, and the resolution of various tax matters from prior periods.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Fiscal year ended April 27, 2018
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a Percentage of Net Sales	R&D Expense	R&D Expense as a Percentage of Net Sales	Other Expense, net	Other Expense, net as a Percentage of Net Sales
GAAP	$29,953	$9,974	33.3%	$2,253	7.5%	$505	1.7%
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(37)	(0.1)	—	—	—	—
Divestiture-related items (2)	—	(1)	—	—	—	—	—
Hurricane Maria	—	(2)	—	—	—	(15)	—
IPR&D impairment	—	—	—	—	—	(46)	(0.2)
Non-GAAP	29,953	9,934	33.2%	2,253	7.5%	444	1.5%
Currency impact	(494)	(153)	—	(12)	0.1	(256)	(0.9)
Currency Adjusted	$29,459	$9,781	33.2%	$2,241	7.6%	$188	0.6%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.

(2)	The transaction expenses incurred in connection with the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Fiscal Year
(in millions)	2018	2017	2016
Net cash provided by operating activities	$4,684	$6,880	$5,218
Additions to property, plant, and equipment	(1,068)	(1,254)	(1,046)
Free Cash Flow (1)	$3,616	$5,626	$4,172
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	April 27, 2018	April 28, 2017
ASSETS

Current assets:
Cash and cash equivalents	$3,669	$4,967
Investments	7,558	8,741
Accounts receivable, less allowances of $193 and $155, respectively	5,987	5,591
Inventories, net	3,579	3,338
Other current assets	2,187	1,865
Current assets held for sale	—	371
Total current assets	22,980	24,873

Property, plant, and equipment	10,259	9,691
Accumulated depreciation	(5,655)	(5,330)
Property, plant, and equipment, net	4,604	4,361
Goodwill	39,543	38,515
Other intangible assets, net	21,723	23,407
Tax assets	1,465	1,550
Other assets	1,078	1,232
Noncurrent assets for sale	—	5,919
Total assets	$91,393	$99,857

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current debt obligations	$2,058	$7,520
Accounts payable	1,628	1,555
Accrued compensation	1,988	1,904
Accrued income taxes	979	633
Other accrued expenses	3,431	2,618
Current liabilities held for sale	—	34
Total current liabilities	10,084	14,264

Long-term debt	23,699	25,921
Accrued compensation and retirement benefits	1,425	1,724
Accrued income taxes	3,051	2,405
Deferred tax liabilities	1,423	2,978
Other liabilities	889	1,515
Noncurrent liabilities held for sale	—	720
Total liabilities	40,571	49,527

Commitments and contingencies
Shareholders’ equity:

Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,354,218,154 and 1,369,424,818 shares issued and outstanding, respectively	—	—
Additional paid-in capital	28,127	29,551
Retained earnings	24,379	23,270
Accumulated other comprehensive loss	(1,786)	(2,613)
Total shareholders’ equity	50,720	50,208
Noncontrolling interests	102	122
Total equity	50,822	50,330
Total liabilities and equity	$91,393	$99,857

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
(in millions)	2018	2017	2016
Operating Activities:
Net income	$3,095	$4,024	$3,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,644	2,917	2,820
Amortization of debt premium, discount, and issuance costs	(13)	11	29
Acquisition-related items	(31)	(46)	218
Provision for doubtful accounts	52	39	49
Deferred income taxes	(919)	(459)	(460)
Stock-based compensation	344	348	375
Loss on debt extinguishment	38	—	163
Gain on sale of businesses	(697)	—	—
Investment loss	227	—	70
Other, net	117	(93)	(181)
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(275)	(75)	(435)
Inventories, net	(192)	(227)	(186)
Accounts payable and accrued liabilities	65	356	(379)
Other operating assets and liabilities	229	85	(403)
Net cash provided by operating activities	4,684	6,880	5,218
Investing Activities:
Acquisitions, net of cash acquired	(137)	(1,324)	(1,213)
Proceeds from sale of businesses	6,058	—	—
Additions to property, plant, and equipment	(1,068)	(1,254)	(1,046)
Purchases of investments	(3,200)	(4,371)	(5,406)
Sales and maturities of investments	4,227	5,356	9,924
Other investing activities, net	(22)	22	(14)
Net cash provided by (used in) investing activities	5,858	(1,571)	2,245
Financing Activities:
Acquisition-related contingent consideration	(48)	(69)	(22)
Change in current debt obligations, net	(249)	906	7
Repayment of short-term borrowings (maturities greater than 90 days)	(45)	(2)	(139)
Proceeds from short-term borrowings (maturities greater than 90 days)	1	12	139
Issuance of long-term debt	21	2,140	—
Payments on long-term debt	(7,370)	(863)	(5,132)
Dividends to shareholders	(2,494)	(2,376)	(2,139)
Issuance of ordinary shares	403	428	491
Repurchase of ordinary shares	(2,171)	(3,544)	(2,830)
Other financing activities	(2)	85	82
Net cash used in financing activities	(11,954)	(3,283)	(9,543)
Effect of exchange rate changes on cash and cash equivalents	114	65	113
Net change in cash and cash equivalents	(1,298)	2,091	(1,967)
Cash and cash equivalents at beginning of period	4,967	2,876	4,843
Cash and cash equivalents at end of period	$3,669	$4,967	$2,876
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$2,542	$1,029	$1,379
Interest	1,147	1,134	1,266